Exhibit 4.2

LINKBANCORP, INC.

5.00% FIXED TO FLOATING RATE SUBORDINATED NOTE DUE OCTOBER 1, 2030

Note No.
$	September 30, 2020
Initial Principal Amount

THIS NOTE IS NOT A SAVINGS ACCOUNT OR DEPOSIT OF ANY BANK OR OTHER INSURED DEPOSITORY INSTITUTION, AND IT IS NOT INSURED BY THE UNITED STATES OR ANY AGENCY OR FUND OF THE UNITED STATES, INCLUDING THE FEDERAL DEPOSIT INSURANCE CORPORATION.

THE INDEBTEDNESS EVIDENCED BY THIS NOTE IS SUBORDINATED AND JUNIOR IN RIGHT OF PAYMENT TO ALL “SENIOR INDEBTEDNESS” OF LINKBANCORP, INC. (THE “COMPANY”), INCLUDING ALL OBLIGATIONS TO THE COMPANY’S DEPOSITORS AND GENERAL CREDITORS.

THIS NOTE IS INELIGIBLE AS COLLATERAL FOR ANY LOAN OR OTHER EXTENSION OF CREDIT BY THE COMPANY OR ANY OF ITS SUBSIDIARIES. THIS NOTE IS NOT SECURED BY ANY ASSETS OF THE COMPANY OR BY THE ASSETS OF ANY OF ITS SUBSIDIARIES OR AFFILIATES AND IS NOT GUARANTEED BY ANY OF THE COMPANY’S SUBSIDIARIES OR AFFILIATES.

THIS NOTE HAS NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE “SECURITIES ACT”), ANY STATE SECURITIES LAWS OR ANY OTHER APPLICABLE SECURITIES LAW. NEITHER THIS NOTE NOR ANY INTEREST OR PARTICIPATION HEREIN MAY BE REOFFERED, SOLD, ASSIGNED, TRANSFERRED, PLEDGED, ENCUMBERED OR OTHERWISE DISPOSED OF IN THE ABSENCE OF SUCH REGISTRATION OR UNLESS SUCH TRANSACTION IS EXEMPT FROM, OR NOT SUBJECT TO, THE REGISTRATION REQUIREMENTS OF THE SECURITIES ACT AND ANY APPLICABLE STATE SECURITIES LAWS. THE HOLDER OF THIS NOTE BY ACCEPTANCE HEREOF AGREES TO OFFER, SELL OR OTHERWISE TRANSFER THIS NOTE ONLY (A) TO THE COMPANY, (B) PURSUANT TO A REGISTRATION STATEMENT THAT HAS BEEN DECLARED EFFECTIVE UNDER THE SECURITIES ACT, OR (C) PURSUANT TO ANY OTHER AVAILABLE EXEMPTION FROM THE REGISTRATION REQUIREMENTS OF THE SECURITIES ACT, SUBJECT TO THE COMPANY’S RIGHT PRIOR TO ANY SUCH OFFER, SALE OR TRANSFER TO REQUIRE THE DELIVERY OF AN OPINION OF COUNSEL, CERTIFICATION AND/OR OTHER INFORMATION SATISFACTORY TO IT.

IN CONNECTION WITH ANY TRANSFER, THE HOLDER WILL DELIVER TO THE COMPANY SUCH CERTIFICATES AND OTHER INFORMATION AS MAY BE REASONABLY REQUIRED TO CONFIRM THAT THE TRANSFER COMPLIES WITH THE FOREGOING RESTRICTIONS.

THE HOLDER OF THIS NOTE AGREES THAT THE HOLDER WILL COMPLY WITH THE FOREGOING RESTRICTIONS.

CERTAIN ERISA CONSIDERATIONS:

EACH PURCHASER AND HOLDER OF THIS NOTE, OR ANY INTEREST HEREIN, BY ITS ACCEPTANCE HEREOF OR THEREOF ALSO AGREES, REPRESENTS AND WARRANTS THAT EITHER (i) IT IS NOT AN EMPLOYEE BENEFIT PLAN, INDIVIDUAL RETIREMENT ACCOUNT OR OTHER PLAN OR ARRANGEMENT SUBJECT TO TITLE I OF THE EMPLOYEE RETIREMENT INCOME SECURITY ACT OF 1974, AS AMENDED (“ERISA”), OR SECTION 4975 OF THE INTERNAL REVENUE CODE OF 1986, AS AMENDED (THE “CODE”) (EACH A “PLAN”), A TRUSTEE OR OTHER PERSON ACTING ON BEHALF OF ANY SUCH PLAN, AN ENTITY WHOSE UNDERLYING ASSETS INCLUDE “PLAN ASSETS” BY REASON OF ANY PLAN’S INVESTMENT IN THE ENTITY (EACH, A “PLAN ASSET ENTITY”), AND IS NOT PURCHASING OR HOLDING THIS NOTE OR ANY INTEREST THEREIN ON BEHALF OF OR WITH THE ASSETS OF ANY PLAN OR PLAN ASSET ENTITY, OR (ii) THAT SUCH PURCHASER OR HOLDER IS ELIGIBLE FOR THE EXEMPTIVE RELIEF AVAILABLE UNDER U.S. DEPARTMENT OF LABOR PROHIBITED TRANSACTION CLASS EXEMPTION 96-23, 95-60, 91-38, 90-1 OR 84-14 OR ANOTHER APPLICABLE EXEMPTION OR ITS PURCHASE, HOLDING AND DISPOSITION OF THIS NOTE, OR ANY INTEREST HEREIN, ARE NOT PROHIBITED BY SECTION 406 OF ERISA OR SECTION 4975 OF THE CODE. ANY FIDUCIARY OF ANY PLAN WHO IS CONSIDERING THE ACQUISITION OF ANY OF THIS SUBORDINATED NOTE SHOULD CONSULT WITH HIS OR HER LEGAL COUNSEL PRIOR TO ACQUIRING SUCH SUBORDINATED NOTE.

FOR VALUE RECEIVED, LINKBANCORP, Inc., a Pennsylvania corporation (the “Company,” which term includes any successor to the Company), hereby promises to pay to                      or registered assigns, the initial principal sum of                      dollars and no cents ($        .00), or such lesser amount as shall result from the partial redemption or prepayment of this Note, on October 1, 2030 (the “Maturity Date”), and to pay interest on said outstanding principal sum (i) from September 30, 2020, or from the most recent Interest Payment Date (as defined below) to which interest has been paid or duly provided for, semi-annually in arrears on June 30 and December 31 of each year or if such day is not a Business Day (as hereinafter defined), then the next succeeding Business Day (each such date, an “Interest Payment Date”) (it being understood that interest accrues for any such non-Business Day), commencing on the Interest Payment Date in December 2020 at a fixed annual rate equal to 5.00% (the “Fixed Interest Rate”) applied to the principal amount hereof, and (ii) from October 1, 2025 semi-annually in arrears on the applicable Interest Payment Date commencing on the Interest Payment Date in December 2025 at the rate per annum (rounded to two decimal places when expressed as a percentage), reset semi-annually, equal to the sum of (A) a base rate equal to the then current 90-Day Average Secured Overnight Financing Rate for U.S. dollar denominated loans and derivatives as published by the Federal Reserve Bank of New York at the Federal Reserve Bank of New York’s website after 3:00 p.m. Eastern Time on the publication date most recently prior to the first day of the applicable floating interest period and (B) 475 basis points (the “Floating Interest Rate”), provided that in no event shall the Floating Interest Rate be less than 5.00% per annum, applied to the principal amount hereof, until the principal hereof is paid or duly provided for or made available for payment, and on any overdue principal and (without duplication and to the extent that payment of such interest is enforceable under applicable law) on any overdue installment of interest at the Interest Rate, compounded quarterly, from the dates such amounts are due until they are paid or made available for payment. The amount of interest payable for any period will be computed on the basis of the actual number of days in the Interest Payment Period concerned divided by 360. The interest installment so payable, and punctually paid or duly provided for, on any Interest Payment Date will be paid to the person in whose name this Note is registered at the close of business on the regular record date for such interest installment (the “Holder”), which shall be fifteen days prior to the day on which the relevant Interest Payment Date occurs. Any such interest installment not so punctually paid or duly provided for shall forthwith cease to be payable to the Holder on such regular record date and may be paid to the person in whose name this Note is registered at the close of business on a special record date. “Business Day” means any day other than a Saturday, Sunday or any other day on which banking institutions in Camp Hill, Pennsylvania are permitted or required by any applicable law or executive order to close.

The principal of and interest on this Note shall be payable in any coin or currency of the United States of America that at the time of payment is legal tender for payment of public and private debts, by check mailed to the registered holder at such address as shall appear in the Note register maintained by the Company, or, in the discretion of the Company, by wire transfer to an account appropriately designated by the registered holder hereof.

The indebtedness evidenced by this Note is subordinate and junior in right of payment to the prior payment in full of all claims of (i) all general creditors of the Company, (ii) all holders of all secured indebtedness of the Company, and (iii) all holders of other claims which do not by their terms expressly state that they are pari passu or junior in right of payment to this Note, whether now existing or hereafter incurred (collectively, “Senior Indebtedness”). Each holder of this Note, by accepting the same, (a) agrees to and shall be bound by such provisions, (b) authorizes and directs the Company on his, her or its behalf to take such action as may be necessary or appropriate to acknowledge or effectuate the subordination so provided and (c) appoints the Company his, her or its attorney-in-fact for any and all such purposes. Each holder hereof, by his, her or its acceptance hereof, hereby waives all notice of the acceptance of the subordination provisions contained herein by each holder of claims or indebtedness to which this Note is subordinate, whether now outstanding or hereafter created, incurred, assumed or guaranteed, and waives reliance by each such holder upon said provisions. Payments of interest and principal on the Notes is senior to the payment of dividends or amounts paid in liquidation on any class of capital stock of the Company.

This Note is part of, and ranks pari passu and equal in right of payment with other Notes constituting a part of the issuance on September 30, 2020 of $         million of Subordinated Notes due October 1, 2030 (collectively, the “Notes”), authorized by the Board of Directors of the Company.

The Company, in its discretion, shall have the right to redeem or prepay any or all of the Notes, in whole or in part, without premium or penalty, but in all cases in a principal amount with integral multiples of $1,000.00, on any Interest Payment Date on or after October 1, 2025 at a price of 100% of the principal amount of the Note to be redeemed or prepaid on such date, plus interest accrued and unpaid to the date of redemption or prepayment. The Company may also, in its discretion, redeem the Notes prior to the Maturity Date, in whole or in part, at any time, upon the occurrence of a Tier 2 Capital Event. Any such redemption will be at a redemption price equal to 100% of the principal amount of the Notes to be redeemed plus accrued and unpaid interest to the date of redemption fixed by the Company. For purposes hereof, “Tier 2 Capital Event” means the Company’s good faith determination that, as a result of (a) any amendment to, or change in, the laws, rules or regulations of the United States (including, for the avoidance of doubt, any agency or instrumentality of the United States, including the Federal Reserve and other federal bank regulatory agencies) or any political subdivision of or in the United States that is enacted or becomes effective after the original issue date of the Notes; (b) any proposed change in those laws, rules or regulations that is announced or becomes effective after the original issue date of the Notes; or (c) any official administrative decision or judicial decision or administrative action or other official pronouncement interpreting or applying those laws, rules, regulations, policies or guidelines with respect thereto that is announced after the original issue date of the Notes, there is more than an insubstantial risk that the Company will not be entitled to treat the Notes then outstanding as “Tier 2 Capital” (or its equivalent) for purposes of the capital adequacy rules or regulations of the Board of Governors of the Federal Reserve System (the “Federal Reserve”) (or, as and if applicable, the capital adequacy rules or regulations of any successor appropriate federal banking agency) as then in effect and applicable to the Company, for so long as any Notes are outstanding.

Any redemption or prepayment shall be subject to receipt of any and all required regulatory approvals. In the case of any redemption or prepayment of a Note, the Company will give the Holder of the Note to be redeemed or prepaid notice not less than 30 nor more than 45 days prior to the redemption or prepayment date as to the aggregate principal amount to be redeemed or prepaid. In a case where the Company is making a redemption or prepayment with respect to all Notes in an amount less than the aggregate amount of principal of such Notes then outstanding, the Company shall select, in such manner as in its sole discretion it shall deem appropriate and fair, the Notes or portions thereof (in integral multiples of $1,000.00) to be redeemed or prepaid, and in connection therewith may treat differently Notes with outstanding principal less than, more than or equal to such amount as the Company shall fix in its sole discretion.

The Company shall have the right to purchase any of the Notes at any time in the open market, private transactions or otherwise. If the Company purchases any Notes, it may, in its discretion, hold, resell or cancel any of the purchased Notes.

In case an Event of Default, as hereafter defined, shall have occurred and be continuing, upon demand of the holders of a majority of the aggregate principal amount of the outstanding

Notes, the principal of all of the Notes shall become due and payable, subject to the receipt of any and all required regulatory approvals. For purposes hereof, an “Event of Default” means:

(a)    a court of competent jurisdiction shall enter a decree or order for relief in respect of the Company in an involuntary case under any applicable bankruptcy, insolvency, reorganization or other similar law now or hereafter in effect, or appointing a receiver, liquidator, assignee, custodian, trustee, sequestrator (or similar official) of the Company or for any substantial part of its property, or ordering the winding-up or liquidation of its affairs and such decree or order shall remain unstayed and in effect for a period of 90 consecutive days; or

(b)    the Company shall commence a voluntary case under any applicable bankruptcy, insolvency, reorganization or other similar law now or hereafter in effect, shall consent to the entry of an order for relief in an involuntary case under any such law, or shall consent to the appointment of or taking possession by a receiver, liquidator, assignee, trustee, custodian, sequestrator (or other similar official) of the Company or of any substantial part of its property, or shall make any general assignment for the benefit of creditors, or shall fail generally to pay its debts as they become due; or

(c)     a court or administrative or governmental agency or body shall enter a decree or order for the appointment of a receiver of a Major Bank Subsidiary (as hereafter defined) or all or substantially all of its property in any liquidation, insolvency or similar proceeding with respect to such Major Bank Subsidiary or all or substantially all of its property; or

(d)    a Major Bank Subsidiary shall consent to the appointment of a receiver for it or all or substantially all of its property in any liquidation, insolvency or similar proceeding with respect to it or all or substantially all of its property.

For purposes hereof, “Major Bank Subsidiary” means any subsidiary of the Company that is a “major bank subsidiary” as that term is used in SR 92-37 (FIS) promulgated by the Division of Banking Supervision and Regulation of the Federal Reserve, and as such term may subsequently be defined or interpreted in any rule, regulation, written interpretation or other public issuance of the Federal Reserve.

The Notes are issuable only in registered, certificated form without coupons and in minimum denominations of $100,000.00 (unless otherwise agreed to by the Company) and any multiple of $1,000.00 in excess thereof. Subject to the provisions hereof, upon due presentment for registration of transfer of any Note to the Company, the Company shall execute and register and make available for delivery in the name of the transferee or transferees a new Note for a like aggregate principal amount. All Notes presented for registration of transfer or for exchange or payment shall (if so required by the Company) be duly endorsed by, or be accompanied by a written instrument or instruments of transfer in form satisfactory to, the Company duly executed by the holder or his attorney duly authorized in writing. No service charge shall be made for any exchange or registration of transfer of Notes, but the Company may require payment of a sum sufficient to cover any tax, fee or other governmental charge that may be imposed in connection therewith, provided that nothing shall preclude the Company from requiring the posting of a bond in connection with the replacement of a Note certificate which has been lost, destroyed or stolen.

Prior to due presentment for registration of transfer of any Note, the Company, any paying agent, any transfer agent and any Note registrar may deem the person in whose name such Note shall be registered upon the Note register to be, and may treat him as, the absolute owner of such Note (whether or not such Note shall be overdue) for the purpose of receiving payment of or on account of the principal of, premium, if any, and interest on such Note and for all other purposes; and neither the Company nor any paying agent nor any transfer agent nor any Note registrar shall be affected by any notice to the contrary. All such payments so made to any holder for the time being or upon his order shall be valid, and, to the extent of the sum or sums so paid, effectual to satisfy and discharge the liability for moneys payable upon any such Note.

No recourse for the payment of the principal of or premium, if any, or interest on any Note, or for any claim based thereon or otherwise in respect thereof, and no recourse under or upon any obligation, covenant or agreement of the Company in any such Note, or because of the creation of any indebtedness represented thereby, shall be had against any incorporator, shareholder, employee, officer or director, as such, past, present or future, of the Company or of any successor of the Company, either directly or through the Company or any successor of the Company, whether by virtue of any constitution, statute or rule of law, or by the enforcement of any assessment or penalty or otherwise, it being expressly understood that all such liability is hereby expressly waived and released as a condition of, and as a consideration for, the issue of the Notes.

THE NOTES SHALL BE GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH THE LAWS OF THE COMMONWEALTH OF PENNSYLVANIA WITHOUT REGARD TO CONFLICT OF LAW PRINCIPLES THEREOF.

IN WITNESS WHEREOF, the Company has duly executed this certificate for the Subordinated Note presented hereby.

LINKBANCORP, INC.
Attest:

By
(Asst.) Secretary		Name:
Title: